As filed with the Securities and Exchange Commission on February 23, 2016

Registration No. 333-189218

Registration No. 333-170412

Registration No. 333-144742

Registration No. 333-136072

Registration No. 333-118610

Registration No. 333-107466

Registration No. 333-66676

Registration No. 333-48026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1 to Form S-8

Registration Statement No. 333-189218

Post-Effective Amendment No. 1 to Form S-8

Registration Statement No. 333-170412

Post-Effective Amendment No. 1 to Form S-8

Registration Statement No. 333-144742

Post-Effective Amendment No. 1 to Form S-8

Registration Statement No. 333-136072

Post-Effective Amendment No. 1 to Form S-8

Registration Statement No. 333-118610

Post-Effective Amendment No. 1 to Form S-8

Registration Statement No. 333-107466

Post-Effective Amendment No. 1 to Form S-8

Registration Statement No. 333-66676

Post-Effective Amendment No. 1 to Form S-8

Registration Statement No. 333-48026

Under

the securities act of 1933

TELECOMMUNICATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1526369
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

275 West Street

Annapolis, Maryland 21401

(410) 263-7616

(Address, including zip code, and telephone

number, including area code, of Registrant’s

principal executive offices)

TeleCommunication Systems, Inc. Third Amended and restated employee stock purchase plan

TeleCommunication Systems, Inc. amended and restated stock incentive plan

TeleCommunication Systems, Inc. second amended and restated stock Employee Stock Purchase Plan

TeleCommunication Systems, Inc. fifth amended and restated 1997 stock incentive plan

TeleCommunication Systems, Inc. first amended and restated employee stock purchase plan

TeleCommunication Systems, Inc. fourth amended and restated 1997 stock incentive plan

TeleCommunication Systems, Inc. third amended and restated 1997 stock incentive plan

TeleCommunication Systems, Inc. amended and restated 1997 stock incentive plan

TeleCommunication Systems, Inc. Employee stock purchase plan

(Full titles of the plans)

Maurice B. Tosé

President and Chief Executive Officer

TeleCommunication Systems, Inc.

275 West Street

Annapolis, Maryland 21401

(410) 263-7616

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Wm. David Chalk, Esq.

DLA Piper LLP (US)

6225 Smith Avenue

Baltimore, Maryland 21209

(410) 580-4120

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments No. 1 to the Registration Statements on Form S-8 relate to the following Registration Statements of TeleCommunication Systems, Inc., a Maryland corporation (the “Registrant”), on Form S-8 (collectively, the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission (the “SEC”).

•	Registration Statement No. 333-189218, registering 2,000,000 shares of the Registrant’s Class A common stock, $0.01 par value (“Common Stock”), issuable under the Registrant’s Third Amended and Restated Employee Stock Purchase Plan, as filed with the SEC on June 10, 2013

•	Registration Statement No. 333-170412, registering 11,500,000 shares of Common Stock issuable under the Registrant’s Amended and Restated Stock Incentive Plan and Second Amended and Restated Employee Stock Purchase Plan, as filed with the SEC on November 5, 2010

•	Registration Statement No. 333-144742, registering 5,000,000 shares of Common Stock issuable under the Registrant’s Fifth Amended and Restated 1997 Stock Incentive Plan, as filed with the SEC on July 20, 2007.

•	Registration Statement No. 333-136072, registering 700,000 shares of Common Stock issuable under the Registrant’s First Amended and Restated Employee Stock Purchase Plan, as filed with the SEC on July 27, 2006

•	Registration Statement No. 333-118610, registering 5,000,000 shares of Common Stock issuable under the Registrant’s Fourth Amended and Restated 1997 Stock Incentive Plan, as filed with the SEC on August 27, 2004

•	Registration Statement No. 333-107466, registering 4,000,000 shares of Common issuable under the Registrant’s Third Amended and Restated 1997 Stock Incentive Plan, as filed with the SEC on July 30, 2003

•	Registration Statement No. 333-66676, registering 3,000,000 shares of Common Stock issuable under the Registrant’s Amended and Restated 1997 Stock Incentive Plan, as filed with the SEC on August 3, 2001

•	Registration Statement No. 333-48026, registering 6,275,936 shares of Common Stock issuable under the Registrant’s Amended and Restated 1997 Stock Incentive Plan and Employee Stock Purchase Plan, as filed with the SEC on October 16, 2000

Pursuant to the Agreement and Plan of Merger, dated as of November 22, 2015, by and among the Registrant, Comtech Telecommunications Corp. and Typhoon Acquisition Corp. (“Merger Sub”), on February 23, 2016, Merger Sub was merged with and into the Registrant (the “Merger”).

As a result of the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to its existing registration statements, including the Registration Statements. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under the Registration Statements, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments No. 1 to the Registration Statements on Form S-8 and has duly caused these Post-Effective Amendments No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Anne Arundel, State of Maryland, on February 23, 2016.

TELECOMMUNICATION SYSTEMS, INC.

By:	/s/ Maurice B. Tosé
Name:	Maurice B. Tosé
Title:	President and Chief Executive
Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.